Exhibit 99.1

Third Quarter 2022

Earnings Conference Call

October 14, 2022

The PNC Financial Services Group

PNC

Cautionary Statement Regarding Forward-Looking and non-GAAP Financial Information

Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on our corporate website.

The presentation contains forward-looking statements regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations, including sustainability strategy. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2021 Form 10-K and our subsequent form 10-Qs, and in our other subsequent SEC filings. Our forward-looking statements may also be subject to risks and uncertainties including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake any obligation to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements.

We include non-GAAP financial information in this presentation. Non-GAAP financial information includes adjusted financial metrics such as fee income, tangible book value, pretax, pre-provision earnings, net interest margin, and other adjusted metrics (including adjustments for merger and integration costs). Reconciliations for such financial information may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results, and with respect to adjusted metrics, because we believe they better reflect the ongoing financial results and trends of our businesses and increase comparability of period-to-period results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results.

References to our corporate website are to www.pnc.com under “About Us - Investor Relations.” Our SEC filings are available both on our corporate website and on the SEC’s website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

Third Quarter 2022 Highlights

PNC

- Delivered strong financial performance
  - Generated record revenue with higher net interest and noninterest income
  - Net interest margin increased 32 basis points
  - Disciplined expense management, resulting in 7% positive operating leverage
  - Continued strong loan growth
  - Strong core deposit base
  - Well-positioned securities portfolio with 66% in held to maturity
  - Continued momentum in legacy BBVA USA markets
  - Strong credit quality
  - Returned $1.7 billion of capital to shareholders through share repurchases and common dividends

Net Income
$1.6 billion

Diluted Earnings Per Share
$3.78

Efficiency Ratio
59%

Linked Quarter Operating Leverage
7%

Return on Common Equity
14.97%

– Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure, a reconciliation of which is provided in the appendix.

Balance Sheet: **Well-Positioned Balance Sheet**

Average balances, $ billions	3Q22	2Q22	3Q21	% Change 3Q22 vs. 2Q22	% Change 3Q22 vs. 3Q21
Commercial	**$214.1**	$207.6	$196.3	3%	9%
Consumer	**$98.9**	$97.2	$95.0	2%	4%
Total loans	**$313.0**	$304.8	$291.3	3%	7%
Investment securities	**$137.0**	$134.7	$120.6	2%	14%
Federal Reserve Bank (FRB) balances	**$31.5**	$39.3	$80.1	(20%)	(61%)
Deposits	**$439.2**	$446.5	$454.4	(2%)	(3%)
Borrowed funds	**$44.3**	$35.7	$34.4	24%	29%
Common shareholders' equity	**$41.3**	$41.8	$51.3	(1%)	(19%)

Basel III common equity Tier 1 (CET1) capital ratio	**9.3%**	9.6%	10.3%	(30) bps	(100) bps
Tangible book value per common share (non-GAAP)	**$69.98**	$74.39	$94.82	(6%)	(26%)
Return on common equity	**14.97%**	13.52%	10.95%	145 bps	402 bps

- Basel III common equity Tier 1 capital ratio – September 30, 2022 ratio is estimated. Details of the calculation are in the capital ratios table in the financial highlights section of the earnings release.
- Tangible book value per common share (non-GAAP) – See reconciliation in appendix.

Balance Sheet: **Supporting Customer Loan Growth**

Average Loans
3% Linked Quarter Growth



Average balances, $ billions
$291.3
$196.3
3.32%
$95.0
3Q21
$288.9
$193.8
3.32%
$95.1
4Q21
$290.7
$195.6
3.19%
$95.1
1Q22
$304.8
$207.6
3.29%
$97.2
2Q22
$313.0
$214.1
3.98%
$98.9
3Q22
Consumer
Commercial
Loan Yield

Linked Quarter Change in Spot Loans
Growth in Both Commercial and Consumer Loans



Spot balances, $ billions
$310.8
+ $3.1
+ $1.5
$315.4
6/30/2022
Commercial Loans
Consumer Loans
9/30/2022

– Paycheck Protection Program (PPP) average loan balances were $9.3 billion, $4.7 billion, $2.5 billion, $1.3 billion, and $0.7 billion in 3Q21, 4Q21, 1Q22, 2Q22, and 3Q22 respectively.

Balance Sheet: **Strong Core Deposit Base**

PNC

Average Deposits
Deposit Mix Remains Relatively Stable



Average balances, $ billions
$454.4
$452.8
$453.3
$446.5
$439.2
65.7%
65.4%
66.1%
66.5%
67.9%
0.04%
0.04%
0.04%
0.12%
0.45%
34.3%
34.6%
33.9%
33.5%
32.1%
3Q21
4Q21
1Q22
2Q22
3Q22
Noninterest-bearing
Interest-bearing
Rate Paid

Linked Quarter Change in Spot Deposits
Period End Balances Declined < 1%



Spot balances, $ billions
$440.8
+ $1.7
($4.3)
$438.2
6/30/2022
Commercial Deposits
Consumer Deposits
9/30/2022

Balance Sheet: **Well-Positioned Securities Portfolio**

PNC

Reinvesting Maturing Securities at Higher Rates

New Purchase Yields Averaging > 4%



Average balances, $ billions
$120.6
$127.8
$133.9
$134.7
$137.0
1.54%
1.52%
1.64%
1.89%
2.10%
3Q21
4Q21
1Q22
2Q22
3Q22
Total Average Securities
Average Securities Yield

Securities Portfolio Overview

Portfolio Duration of 4.4 Years



As of 9/30/22
Held to Maturity
66.4%
$136.5
billion
Available for Sale
33.6%

Third quarter securities activity:

- 80% of purchases directly into HTM
- Net purchases activity of $5.8 billion
- Transferred an additional $5 billion from AFS to HTM

- AFS – Available for Sale. HTM – Held to Maturity.
- Net purchase activity represents securities purchases net of selling and partial call activity, maturities, accretion, amortization, prepayments and trade date activity.
- Receive-fixed interest rate swap portfolio duration was 2.7 years as of 9/30/22.

Income Statement: **Generated 7% Positive Operating Leverage**

PNC

$ millions	3Q22	2Q22	3Q21	% Change 3Q22 vs. 2Q22	% Change 3Q22 vs. 3Q21
Revenue	**$5,549**	$5,116	$5,197	8%	7%
Noninterest expense	**3,280**	3,244	3,587	1%	(9%)
Pretax, pre-provision earnings (non-GAAP)	**$2,269**	$1,872	$1,610	21%	41%
Provision for (recapture of) credit losses	**$241**	$36	($203)	n/m	n/m
Income tax	**$388**	$340	$323	14%	20%
Net income	**$1,640**	$1,496	$1,490	10%	10%
Noninterest income to total revenue	**37%**	40%	45%	(300) bps	(800) bps
Net interest margin	**2.82%**	2.50%	2.27%	32 bps	55 bps
Diluted EPS	**$3.78**	$3.39	$3.30	12%	15%
Diluted EPS ex. integration costs (non-GAAP)	**$3.78**	$3.42	$3.75	11%	1%

- Non-GAAP reconciliations are in the appendix slides.
- Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure, a reconciliation of which is provided in the appendix.

Income Statement: Diversified Business Mix

PNC

Total Revenue
Record Quarterly Revenue


$ millions
$5,197
$2,341
$2,856
2.27%
$5,127
$2,265
$2,862
2.27%
$4,692
$1,888
$2,804
2.28%
$5,116
$2,065
$3,051
2.50%
$5,549
$2,074
$3,475
2.82%
3Q21
4Q21
1Q22
2Q22
3Q22
Net Interest Income
Noninterest Income
Net Interest Margin

Details of Revenue
+8% Linked Quarter

$ millions	3Q22	2Q22	3Q22 vs. 2Q22 $ Chg.	3Q22 vs. 2Q22 % Chg.
Net interest income	**$3,475**	$3,051	$424	14%
Asset management and brokerage	**357**	365	(8)	(2%)
Capital markets related	**299**	409	(110)	(27%)
Card and cash management	**671**	671	---	---
Lending and deposit services	**287**	282	5	2%
Residential and commercial mortgage	**143**	161	(18)	(11%)
Fee income	**1,757**	1,888	(131)	(7%)
Other noninterest income	**317**	177	140	79%
Noninterest income	**2,074**	2,065	9	0%
Total Revenue	**$5,549**	$5,116	$433	8%

- Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure, a reconciliation of which is provided in the appendix.

Income Statement: **Focused On Controlling Expenses**

PNC

Noninterest Expense

Expenses Remain Well Controlled



$ millions
$3,587
$3,352
69%
$3,791
$3,400
74%
$3,172
$3,157
68%
$3,244
$3,235
63%
$3,280
$3,280
59%
3Q21
4Q21
1Q22
2Q22
3Q22
Integration Expense
Noninterest Expense (ex. Integration Expense)
Efficiency

Noninterest Expense Detail

+1% Linked Quarter

$ millions	3Q22	2Q22	3Q22 vs. 2Q22 $ Chg.	3Q22 vs. 2Q22 % Chg.
Personnel	**$1,805**	$1,779	$26	1%
Occupancy	**241**	246	(5)	(2%)
Equipment	**344**	351	(7)	(2%)
Marketing	**93**	95	(2)	(2%)
Other	**797**	773	24	3%
Total	**$3,280**	$3,244	$36	1%

- Noninterest expense included integration expense of $0, $9 million, $15 million, $391 million, and $235 million in 3Q22, 2Q22, 1Q22, 4Q21, and 3Q21 respectively.

Credit: **Strong Credit Quality Performance**

PNC

Credit Quality Metrics

	3Q21	4Q21	1Q22	2Q22	3Q22
NPLs / Total Loans *(Period End)*	0.87%	0.86%	0.78%	0.66%	**0.66%**
Delinquencies / Total Loans *(Period End)*	0.51%	0.69%	0.58%	0.49%	**0.52%**
NCOs / Average Loans	0.11%	0.17%	0.19%	0.11%	**0.15%**
Allowance for Credit Losses to Total Loans	2.07%	1.92%	1.76%	1.65%	**1.67%**

Nonperforming Loans (NPLs)


$ millions
$2,528
$2,480
$2,298
$2,046
$2,068
9/30/21
12/31/21
3/31/22
6/30/22
9/30/22

Delinquencies


$1,469
$1,985
$1,699
$1,511
$1,626
9/30/21
12/31/21
3/31/22
6/30/22
9/30/22

Net Charge-Offs (NCOs)


$81
$124
$137
$83
$119
9/30/21
12/31/21
3/31/22
6/30/22
9/30/22

- NCOs / Average Loans represent annualized net charge-offs (NCO) to average loans for the three months ended.
- Delinquencies represent accruing loans past due 30 days or more. Delinquencies to Total Loans represent delinquencies divided by period end loans.
- Under the CARES Act credit reporting rules, certain loans modified due to pandemic-related hardships were considered current and not reported as past due for the dates shown.

Outlook: Fourth Quarter 2022 Compared to Third Quarter 2022

PNC

($ millions; except average loans, $ billions)	3Q22	4Q22 Guidance
Average loans	$313.0	Up ~1%
Net interest income	$3,475	Up 6% – 8%
Fee income	$1,757	Stable to Down 1%
Other noninterest income	$317	$200 million - $250 million
Revenue	$5,549	Up ~2%
Noninterest expense	$3,280	Stable to Up 1%
Net charge-offs	$119	$125 million – $175 million
Effective tax rate	19.1%	~18.5%

- Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.
- Average loans, net interest income, fee income, revenue, and noninterest expense outlooks represent estimated percentage change for fourth quarter 2022 compared to the respective third quarter 2022 figure presented in the table above.
- The 4Q22 guidance range for noninterest income excludes net securities gains and activities related to Visa Class B common shares.

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

We make statements in this presentation, and we may from time to time make other statements, regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting us and our future business and operations, including our sustainability strategy, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions.

Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake any obligation to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements.

Our forward-looking statements are subject to the following principal risks and uncertainties.

- Our businesses, financial results and balance sheet values are affected by business and economic conditions, including:
  - Changes in interest rates and valuations in debt, equity and other financial markets,
  - Disruptions in the U.S. and global financial markets,
  - Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply, market interest rates and inflation,
  - Changes in customer behavior due to changing business and economic conditions or legislative or regulatory initiatives,
  - Changes in customers', suppliers' and other counterparties' performance and creditworthiness,
  - Impacts of tariffs and other trade policies of the U.S. and its global trading partners,
  - The impact of the Russia-Ukraine conflict, and associated sanctions or other actions in response, on the global and U.S. economy,
  - The length and extent of the economic impacts of the COVID-19 pandemic,
  - Impacts of changes in federal, state and local governmental policy, including on the regulatory landscape, capital markets, taxes, infrastructure spending and social programs,
  - PNC's ability to attract, recruit and retain skilled employees, and
  - Commodity price volatility.

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

- Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting and do not take into account potential legal and regulatory contingencies. These statements are based on our views that:
  - Although real GDP contracted in the first and second quarters of 2022, the U.S. economy is not in recession. In particular, the labor market remains extremely strong, with average monthly job growth well above the pre-pandemic pace, and the unemployment rate at a 50-year low. Supply-chain difficulties will continue to ease into 2023. Labor shortages will remain a constraint into 2023, although strong wage growth and the recent decline in energy prices will support consumer spending.
  - PNC expects economic growth will be below its long-term trend in the near term as the Federal Reserve continues to tighten monetary policy in an attempt to reduce inflationary pressures, but does not expect a near-term recession. Recession risks over the next few years are elevated, however, because of tighter monetary policy.
  - Inflation has started to slow, but remains near the strongest pace in decades. Inflation should slow further due to softer economic growth and a continued easing in supply-chain difficulties and will return to the Federal Reserve's 2% long-run objective in 2024.
  - The Federal Open Market Committee raised the federal funds rate by 0.75 percentage point in September, to a range of 3.00% to 3.25%. PNC expects further increases in the federal funds rate through the rest of this year, to a range of 4.25% to 4.50% at the end of 2022. The federal funds rate is expected to peak between 4.50% and 4.75% in early 2023, before falling in early 2024 as inflation ebbs and economic growth slows.
- PNC's ability to take certain capital actions, including returning capital to shareholders, is subject to PNC meeting or exceeding a stress capital buffer established by the Federal Reserve Board in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process.
- PNC's regulatory capital ratios in the future will depend on, among other things, the company's financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory review of related models and the reliability of and risks resulting from extensive use of such models.
- Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain employees. These developments could include:
  - Changes to laws and regulations, including changes affecting oversight of the financial services industry; changes in the enforcement and interpretation of such laws and regulations; and changes in accounting policies and principles.
  - Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries resulting in monetary losses, costs, or alterations in our business practices, and potentially causing reputational harm to PNC.
  - Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.
  - Costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

- Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.
- Our reputation and business and operating results may be affected by our ability to appropriately meet or address environmental, social or governance targets, goals, commitments or concerns that may arise.
- We grow our business in part through acquisitions and new strategic initiatives. Risks and uncertainties include those presented by the nature of the business acquired and strategic initiative, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, the integration of the acquired businesses into PNC after closing or any failure to execute strategic or operational plans.
- Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
- Business and operating results can also be affected by widespread manmade, natural and other disasters (including severe weather events); health emergencies; dislocations; geopolitical instabilities or events; terrorist activities; system failures or disruptions; security breaches; cyberattacks; international hostilities; or other extraordinary events beyond PNC's control through impacts on the economy and financial markets generally or on us or our counterparties, customers or third-party vendors and service providers specifically.

We provide greater detail regarding these as well as other factors in our 2021 Form 10-K and in our subsequent Form 10-Q's, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in those reports, and in our other subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Appendix: Integration Costs Incurred Since Announcement

PNC

Acquisition Integration Cost Update

Approximately 99% of Integration Costs Incurred as of 9/30/22

$ millions	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	Total Since Announcement
Write-offs	$---	$---	$120	$---	$---	$---	$---	$---	**$120**
Contra-revenue									
Fee income	$---	$---	$---	$---	$28	$14	$5	$1	$48
Other noninterest income	---	---	10	8	19	2	---	---	39
Total contra-revenue	$---	$---	$10	$8	$47	$16	$5	$1	**$87**
Noninterest expense									
Personnel	$---	$---	$24	$140	$116	$---	$1	$---	$281
Occupancy	---	3	---	1	5	1	---	---	10
Equipment	---	---	---	5	75	---	1	---	81
Marketing	---	---	---	13	32	---	---	---	45
Other	7	3	77	76	163	14	7	---	347
Total noninterest expense	$7	$6	$101	$235	$391	$15	$9	$---	**$764**
Total integration costs incurred	**$7**	**$6**	**$231**	**$243**	**$438**	**$31**	**$14**	**$1**	**$971**

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Tangible Book Value per Common Share (non-GAAP)

$ millions, except per share data	For the three months ended Sept. 30, 2022	June 30, 2022	Sept. 30, 2021
Book value per common share	$97.59	$101.39	$121.16
Tangible book value per common share			
Common shareholders' equity	$39,444	$41,648	$51,250
Goodwill and other intangible assets	(11,423)	(11,360)	(11,419)
Deferred tax liabilities on goodwill and other intangible assets	263	267	277
Tangible common shareholders' equity	$28,284	$30,555	$40,108
Period-end common shares outstanding *(in millions)*	404	411	423
Tangible book value per common share (non-GAAP)	**$69.98**	**$74.39**	**$94.82**

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders' equity divided by period-end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.

Appendix: Non-GAAP to GAAP Reconciliation

Adjusted Income Statement Results (non-GAAP)

$ millions, except per share data	For the three months ended Sept. 30, 2022	June 30, 2022	Sept. 30, 2021
Net interest income	$3,475	$3,051	$2,856
Noninterest income	2,074	2,065	2,341
Total Revenue	$5,549	$5,116	$5,197
Noninterest expense	3,280	3,244	3,587
Pretax, pre-provision earnings (non-GAAP)	**$2,269**	**$1,872**	**$1,610**
Provision for (recapture of) credit losses	241	36	(203)
Income taxes	388	340	323
Net income	$1,640	$1,496	$1,490
Net income attributable to diluted common shareholders	$1,550	$1,402	$1,408
Integration costs pre-tax	$1	$14	$243
Taxes related to integration costs	0	3	51
Integration costs after tax	$1	$11	$192
Adjusted net income attrib. to diluted common shares ex. integration costs (non-GAAP)	$1,551	$1,413	$1,600
Diluted weighted-average common shares outstanding	410	414	426
Diluted EPS ex. integration costs (non-GAAP)	$3.78	$3.42	$3.75

We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for (recapture of) credit losses, which can vary significantly between periods. Additionally, we believe that adjusted net income attributable to diluted common shareholders excluding integration costs and diluted EPS excluding integration costs serve as useful tools in understanding PNC's results by providing greater comparability between periods, as well as demonstrating the effect of significant items.

- Income taxes related to integration costs reflect the statutory tax rate of 21%.

Appendix: **Non-GAAP to GAAP Reconciliation**

PNC

Taxable-Equivalent Net Interest Income (non-GAAP)

$ millions	For the three months ended				
	Sept. 30, 2022	June 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021
Net interest income	$3,475	$3,051	$2,804	$2,862	$2,856
Taxable-equivalent adjustments	29	25	22	22	22
Net interest income - fully taxable-equivalent (non-GAAP)	**$3,504**	**$3,076**	**$2,826**	**$2,884**	**$2,878**

The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP. Taxable-equivalent net interest income is only used for calculating net interest margin and net interest income shown elsewhere in this presentation is GAAP net interest income.

Appendix: **Non-GAAP to GAAP Reconciliation**

Noninterest Expense excluding Integration Expense and Adjusted Efficiency (non-GAAP)

	For the three months ended			For the year ended
$ millions	Sept. 30, 2022	June 30, 2022	Sept. 30, 2021	Dec. 31, 2021
Noninterest expense	$3,280	$3,244	$3,587	$13,002
Integration expense	---	(9)	(235)	(733)
Noninterest expense excluding integration expense (non-GAAP)	**$3,280**	**$3,235**	**$3,352**	**$12,269**
Revenue	$5,549	$5,116	$5,197	$19,211
Integration costs – contra-revenue	(1)	(5)	(8)	(65)
Revenue excluding integration cost – contra-revenue (non-GAAP)	**$5,550**	**$5,121**	**$5,205**	**$19,276**
Efficiency ratio	59%	63%	69%	68%
Adjusted efficiency ratio (non-GAAP)	**59%**	**63%**	**64%**	**64%**

We believe that noninterest expense excluding integration expense is a useful tool for the purposes of evaluating and guiding for future expenses that are operational in nature and expected to recur over time as opposed to those related to the integration of BBVA USA. While we expect to have more integration expense as the process continues, these costs are not core to the operation of our business on a forward basis. Also, we believe that noninterest expense excluding integration expense and adjusted efficiency serve as useful tools in understanding PNC's results by providing greater comparability between periods, demonstrating the effect of significant items, and providing useful measures for determining PNC's revenue and expenses that are core to our business operations and expected to recur over time.